Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-3 Nos. 333-252078, 333-252903, 333-257433, 333-276856 and 333-279941) of Zevra Therapeutics, Inc.,

(2)Registration Statement (Form S-8 No. 333-203703) pertaining to the Incentive Stock Plan, as amended, and the 2014 Equity Incentive Plan of Zevra Therapeutics, Inc.,

(3)Registration Statements (Form S-8 Nos. 333-210369, 333-216858, 333-224062, 333-230041, 333-236794 and 333-252743) pertaining to the 2014 Equity Incentive Plan of Zevra Therapeutics, Inc.,

(4)Registration Statement (Form S-8 No. 333-257429) pertaining to the Amended and Restated 2014 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan of Zevra Therapeutics, Inc.,

(5)Registration Statement (Form S-8 No. 333-270341) pertaining to the 2023 Employment Inducement Award Plan of Zevra Therapeutics, Inc.,

(6)Registration Statement (Form S-8 No. 333-278445) pertaining to the Amended and Restated 2023 Employment Inducement Award Plan of Zevra Therapeutics, Inc., and

(7)Registration Statements (Form S-8 Nos. 333-270340, 333-278444 and 333-285760) pertaining to the Amended and Restated 2014 Equity Incentive Plan of Zevra Therapeutics, Inc.;

of our report dated March 9, 2026, with respect to the consolidated financial statements of Zevra Therapeutics, Inc. included in this Annual Report (Form 10-K) of Zevra Therapeutics, Inc. for the year ended December 31, 2025.

/S/ Ernst & Young LLP

Orlando, Florida
March 9, 2026